Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
February 19, 2009	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyTel Reports Fourth Quarter 2008 Earnings

Monroe, La... CenturyTel, Inc. (NYSE: CTL) announces operating results for fourth quarter 2008.

•	Operating revenues, excluding nonrecurring items, declined 2.3% to $642.6 million from $657.8 million in fourth quarter 2007. Operating revenues, reported under GAAP, were $643.0 million.

•	Operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, decreased 3.0% to $311.9 million from $321.5 million in fourth quarter 2007.

•
  Net income, excluding nonrecurring items, declined 3.1% to $87.0 million from $89.8 million in fourth quarter 2007. Net income, reported under GAAP, was $100.1 million compared to $115.0 million in fourth quarter 2007.

•
  Diluted earnings per share, excluding nonrecurring items, increased 7.3% to $.88 from $.82 in fourth quarter 2007, while GAAP diluted earnings per share was $1.01 in fourth quarter 2008 and $1.04 in fourth quarter 2007.

•	Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $114.0 million in fourth quarter 2008 and a record $584.1 million for full year 2008.

Fourth Quarter Highlights (Excluding nonrecurring items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 12/31/08		Quarter Ended 12/31/07		% Change
Operating Revenues Operating Cash Flow (1) Net Income Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	642,647 311,944 87,044 .88 99,228 101,813	$ $ $ $ $	657,846 321,472 89,822 .82 110,119 141,744	(2.3) (3.0) (3.1) 7.3 (9.9) (28.2)	% % % % % %
Access Lines High-Speed Internet Customers		1,998,000 641,000		2,135,000 555,000	(6.4) 15.5	% %

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.

“CenturyTel achieved record free cash flow of more than $584 million during 2008 driven by solid revenue performance in a challenging economy, a diligent focus on cost containment and prudent capital investment,” Glen F. Post, III, chairman and chief executive officer, said.  “We are working diligently toward completion of the EMBARQ acquisition which we believe represents a great strategic combination that will diversify our markets. Our combined high-quality broadband networks and IT systems, along with our enhanced financial and operational scale should provide significant advantages for our customers.”

      Operating revenues, excluding nonrecurring items, declined 2.3% to $642.6 million in fourth quarter 2008 from $657.8 million in fourth quarter 2007. Revenue increases during the quarter of approximately $17 million resulted primarily from growth associated with the 15.5% increase in high-speed Internet customers. These increases were more than offset by revenue declines of approximately $32 million primarily attributable to previously anticipated access line losses and lower access revenues.

      Operating expenses, excluding nonrecurring items, decreased 3.0% to $459.5 million from $473.9 million in fourth quarter 2007 as lower cash expenses and lower depreciation expense due to fully depreciated assets more than offset increased costs associated with the growth in high-speed Internet customers.

      “We experienced solid demand for broadband services during 2008 as high-speed Internet customers increased by more than 15% year over year,” Post said. “We are also pleased with our business customers’ rapid adoption of high bandwidth Ethernet services.”

      Operating cash flow, excluding nonrecurring items, for fourth quarter 2008 declined 3.0% to $311.9 million from $321.5 million in fourth quarter 2007. CenturyTel achieved an operating cash flow margin, excluding nonrecurring items, of 48.5% during the quarter versus 48.9% in fourth quarter 2007.

      Other income, excluding nonrecurring items, of $5.5 million for fourth quarter 2008 was $2.9 million lower than during fourth quarter 2007 primarily due to favorable 2006 audit adjustments recorded in fourth quarter 2007 related to a cellular partnership in which we own a 49% interest.

      Net income, excluding nonrecurring items, was $87.0 million, a 3.1% decrease from $89.8 million in fourth quarter 2007. Diluted earnings per share, excluding nonrecurring items, increased 7.3% to $.88 in fourth quarter 2008 compared to $.82 in fourth quarter 2007 due to the items discussed above and the reduction in diluted shares outstanding as a result of share repurchases.

      For the year 2008, operating revenues, excluding nonrecurring items, were $2.598 billion compared to $2.606 billion in 2007, a 0.3% decrease. Operating cash flow, excluding nonrecurring items, was $1.258 billion for 2008 compared to $1.292 billion for 2007. Net income, excluding nonrecurring items, was $347.1 million compared to $354.3 million in 2007, while diluted earnings per share was $3.37 compared to $3.16 in 2007.

      Under generally accepted accounting principles (GAAP),  net income for fourth quarter 2008 was $100.1 million compared to $115.0 million for fourth quarter 2007. Diluted earnings per share was $1.01 in fourth quarter 2008 compared to $1.04 in fourth quarter 2007. Fourth quarter 2008 results reflect a $12.8 million tax benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48 and a $6.3 million after-tax benefit primarily related to the recognition of previously accrued transaction related and other contingencies.  Such favorable items were partially offset by an after-tax charge of $1.1 million due to severance and related costs due to a workforce reduction and an after-tax charge of $5.0 million related to costs associated with the pending acquisition of EMBARQ. Fourth quarter 2007 results reflect an after-tax benefit of $1.8 million related to hurricane-related insurance reimbursements, an after-tax benefit of $2.4 million related to the liquidation of Rural Telephone Bank stock, and a $32.7 million tax benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48, which were partially offset by $12.2 million of after-tax impairment charges associated with certain operating and non-operating investments described further in the attached financial schedules.

Under GAAP, for the year 2008, the Company reported net income of $365.7 million, or $3.56 per diluted share, compared to net income of $418.4 million, or $3.72 per diluted share, for the year 2007. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the years 2008 and 2007.

      Outlook for 2009.  The following 2009 outlook discussion is for CenturyTel only and does not include any benefit or impact of the pending acquisition of EMBARQ. Acquisition-related costs incurred by CenturyTel in 2009 are considered nonrecurring items and are also not included in these 2009 outlooks.

Based on current conditions, for full year 2009, CenturyTel anticipates operating revenues to be modestly lower than 2008 operating revenues. The Company expects revenue increases associated with growth in high-speed Internet and data revenues to be more than offset by revenue declines associated with lower access revenues, reduced universal service funding and access line losses.

For full year 2009, CenturyTel anticipates diluted earnings per share to be in the range of $3.20 to $3.30. The following items are expected to have a positive impact on 2009 diluted earnings per share:
•	anticipated further penetration of broadband service offerings - $.09 to $.11;
•	anticipated cost containment - $.20 to $.28; and
•	anticipated lower depreciation and interest expense - $.15 to $.17.
The following items are expected to negatively impact 2009 diluted earnings per share:
•	reduced interstate universal service funding - ($.07) to ($.08);
•	non-cash pension expense – ($.12) to ($.13);
•	anticipated access line losses of 5.7% to 6.7% and continued pressure on access revenues - ($.34) to ($.38); and
•	application of a new accounting pronouncement impacting EPS calculation – ($.04) to ($.05).

For first quarter 2009, CenturyTel expects total revenues of $628 to $638 million and diluted earnings per share of $.77 to $.81.

Finally, the Company currently expects its capital expenditures in 2009, excluding any EMBARQ-related acquisition, integration or post-closing capital expenditures, to be between $280 and $300 million, in line with 2008 capital expenditures of $287 million.

These 2009 outlook figures exclude the effects of nonrecurring items, any share repurchases made after December 31, 2008, the pending EMBARQ acquisition and any changes in operating or capital plans related thereto, and any future mergers, acquisitions, divestitures or other similar business transactions.

We expect to update our outlook after completing the EMBARQ acquisition. We currently expect to close the transaction during second quarter 2009, subject to the receipt of regulatory approvals and satisfaction of other conditions.

      Reconciliation to GAAP.  This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

      Investor Call.  As previously announced, CenturyTel’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.259.1024.  The call will be accessible for replay through February 25, 2009 by calling 888.266.2081 and entering the conference ID number 1324380. Investors can also listen to CenturyTel’s earnings conference call and replay through March 11, 2009 by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com.

      Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management, in each case as they relate to CenturyTel or EMBARQ, the operations of either such company or our pending merger with EMBARQ, are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual results or performance by CenturyTel or EMBARQ, and issues relating to our pending merger with EMBARQ, may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could impact actual results of CenturyTel or EMBARQ, the combined company or the pending merger include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including the Federal Communication Commission’s proposed rules regarding inter-carrier compensation and the Universal Service Fund described in our recent SEC reports); our ability to effectively adjust to changes in the communications industry; our ability to successfully complete our pending merger with EMBARQ, including timely receiving all regulatory approvals and obtaining related financing; the possibility that the anticipated benefits from the merger cannot be fully realized in a timely manner or at all, or that integrating EMBARQ’s operations into ours will be more difficult, disruptive or costly than anticipated; our ability to effectively manage our expansion opportunities, including successfully integrating newly-acquired or newly-developed businesses into our operations and retaining and  hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to pay a $2.80 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in this prospectus or other of our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the business and our plans are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2007, as updated and supplemented by our subsequent SEC reports.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update any of our forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

CenturyTel (NYSE:CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(UNAUDITED)

	Three months ended December 31, 2008				Three months ended December 31, 2007
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$215,407			215,407	225,525			225,525	(4.5%)	(4.5%)
Network access	198,396	307	(1)	198,089	215,415	(1,216)	(5)	216,631	(7.9%)	(8.6%)
Data	133,731			133,731	122,055	(68)	(5)	122,123	9.6%	9.5%
Fiber transport and CLEC	41,245			41,245	38,466			38,466	7.2%	7.2%
Other	54,175			54,175	55,101			55,101	(1.7%)	(1.7%)
	642,954	307		642,647	656,562	(1,284)		657,846	(2.1%)	(2.3%)

OPERATING EXPENSES
Cost of services and products	235,792	1,483	(1)	234,309	251,026	13,740	(6)	237,286	(6.1%)	(1.3%)
Selling, general and administrative	101,924	5,530	(2)	96,394	99,008	(80)	(6)	99,088	2.9%	(2.7%)
Depreciation and amortization	128,796			128,796	137,554			137,554	(6.4%)	(6.4%)
	466,512	7,013		459,499	487,588	13,660		473,928	(4.3%)	(3.0%)

OPERATING INCOME	176,442	(6,706)		183,148	168,974	(14,944)		183,918	4.4%	(0.4%)

OTHER INCOME (EXPENSE)
Interest expense	(53,446)			(53,446)	(53,102)			(53,102)	0.6%	0.6%
Other income (expense)	15,517	10,000	(3)	5,517	10,639	2,206	(7)	8,433	45.9%	(34.6%)
Income tax expense	(38,441)	9,734	(4)	(48,175)	(11,478)	37,949	(8)	(49,427)	234.9%	(2.5%)
NET INCOME	$100,072	13,028		87,044	115,033	25,211		89,822	(13.0%)	(3.1%)

BASIC EARNINGS PER SHARE	$1.01	0.13		0.88	1.05	0.23		0.82	(3.8%)	7.3%
DILUTED EARNINGS PER SHARE	$1.01	0.13		0.88	1.04	0.23		0.82	(2.9%)	7.3%

AVERAGE SHARES OUTSTANDING
Basic	98,883			98,883	109,008			109,008	(9.3%)	(9.3%)
Diluted	99,228			99,228	110,119			110,119	(9.9%)	(9.9%)

DIVIDENDS PER COMMON SHARE	$0.7000			0.7000	0.0650			0.0650	976.9%	976.9%

NONRECURRING ITEMS
(1) - Severance and related costs due to workforce reduction, including revenue impact.
(2) - Includes costs associated with the pending acquisition of EMBARQ ($5.0 million) and severance and related costs due to workforce reductions ($.5 million).
(3) - Recognition of previously accrued transaction related and other contingencies.
(4) - Includes $12.8 million benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48, plus the aggregate tax effect of Items (1) through (3).
(5) - Revenue reduction associated with gain on liquidation of Rural Telephone Bank.
(6) - Includes write-down due to impairment of CLEC assets ($16.6 million), net of insurance reimbursements associated with previously recorded hurricane related expenses ($3.0 million).
(7) - Includes gain on liquidation of Rural Telephone Bank ($5.2 million), net of $3.0 million impairment of a nonoperating investment.
(8) - Includes $32.7 million benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48, plus the aggregate tax effect of Items (5) through (7).

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(UNAUDITED)

	Twelve months ended December 31, 2008				Twelve months ended December 31, 2007
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$874,041			874,041	889,960			889,960	(1.8%)	(1.8%)
Network access	820,383	1,319	(1)	819,064	941,506	48,298	(6)	893,208	(12.9%)	(8.3%)
Data	524,194	21	(1)	524,173	460,755	(68)	(6)	460,823	13.8%	13.7%
Fiber transport and CLEC	162,050			162,050	159,317	13	(6)	159,304	1.7%	1.7%
Other	219,079			219,079	204,703	1,869	(7)	202,834	7.0%	8.0%
	2,599,747	1,340		2,598,407	2,656,241	50,112		2,606,129	(2.1%)	(0.3%)

OPERATING EXPENSES
Cost of services and products	955,473	1,483	(2)	953,990	937,375	11,655	(8)	925,720	1.9%	3.1%
Selling, general and administrative	399,136	13,185	(3)	385,951	389,533	694	(8)	388,839	2.5%	(0.7%)
Depreciation and amortization	523,786			523,786	536,255			536,255	(2.3%)	(2.3%)
	1,878,395	14,668		1,863,727	1,863,163	12,349		1,850,814	0.8%	0.7%

OPERATING INCOME	721,352	(13,328)		734,680	793,078	37,763		755,315	(9.0%)	(2.7%)

OTHER INCOME (EXPENSE)
Interest expense	(202,217)			(202,217)	(212,906)			(212,906)	(5.0%)	(5.0%)
Other income (expense)	40,954	22,713	(4)	18,241	38,770	12,643	(9)	26,127	5.6%	(30.2%)
Income tax expense	(194,357)	9,210	(5)	(203,567)	(200,572)	13,701	(10)	(214,273)	(3.1%)	(5.0%)
NET INCOME	$365,732	18,595		347,137	418,370	64,107		354,263	(12.6%)	(2.0%)

BASIC EARNINGS PER SHARE	$3.57	0.18		3.39	3.82	0.59		3.24	(6.5%)	4.6%
DILUTED EARNINGS PER SHARE	$3.56	0.18		3.37	3.72	0.57		3.16	(4.3%)	6.6%

AVERAGE SHARES OUTSTANDING
Basic	102,268			102,268	109,360			109,360	(6.5%)	(6.5%)
Diluted	102,871			102,871	113,094			113,094	(9.0%)	(9.0%)

DIVIDENDS PER COMMON SHARE	$2.1675			2.1675	0.26			0.26	733.7%	733.7%

NONRECURRING ITEMS
(1) - Revenue impact of curtailment loss related to Supplemental Executive Retirement Plan ($1.0 million) and revenue impact of severance and related costs due to workforce reductions ($.3 million).
(2) - Severance and related costs due to workforce reductions.
(3) - Includes curtailment loss related to Supplemental Executive Retirement Plan ($7.7 million), costs associated with pending acquisition of EMBARQ ($5.0 million) and severance and related costs due to workforce reductions ($.5 million).
(4) - Includes recognition of previously accrued transaction related and other contingencies ($10 million); gain on the sales of non-core assets ($7.3 million); gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($4.5 million) and interest income recorded upon the resolution of certain income tax audit issues ($.9 million).
(5) - Includes $12.8 million benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48 and $1.8 million income tax benefit recorded upon the resolution of certain income tax audit issues; net of $5.3 million net income tax expense related to Items (1) through (4).
    (6) -  Includes (i) revenue recorded upon settlement of a dispute with a carrier ($49.0 million) and (ii) revenue impact of severance and related costs due to workforce reductions ($.5 million), net of (iii) revenue reduction associated with gain on liquidation of Rural Telephone Bank ($1.3 million).

(7) - Reimbursement of amounts upon a change in our satellite television arrangement.
(8) - Includes (i) write-down due to impairment of CLEC assets ($16.6 million) and (ii) severance and related costs due to workforce reductions ($2.7 million), net of (iii) reimbursement of amounts upon a change in our satellite television arrangement ($4.1 million) and (iv) insurance reimbursements associated with previously recorded hurricane related expenses ($3.0 million).
    (9) -  Includes (i) gain on sale of non-core asset ($10.4 million) and (ii) gain on liquidation of Rural Telephone Bank ($5.2 million), net of (iii) $3.0 million impairment of a nonoperating investment.

(10) - Includes (i) $32.7 million benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48, net of the aggregate tax effects of items (6) through (9).

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND DECEMBER 31, 2007
(UNAUDITED)

	December 31,	December 31,
	2008	2007
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$243,327	34,402
Other current assets	312,080	257,997
Total current assets	555,407	292,399

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	8,868,451	8,666,106
Accumulated depreciation	(5,972,559)	(5,557,730)
Net property, plant and equipment	2,895,892	3,108,376

GOODWILL AND OTHER ASSETS
Goodwill	4,015,674	4,010,916
Other	787,222	772,862
Total goodwill and other assets	4,802,896	4,783,778

TOTAL ASSETS	$8,254,195	8,184,553

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$20,407	279,898
Other current liabilities	437,983	456,637
Total current liabilities	458,390	736,535

LONG-TERM DEBT	3,294,119	2,734,357
DEFERRED CREDITS AND OTHER LIABILITIES	1,338,446	1,304,456
STOCKHOLDERS' EQUITY	3,163,240	3,409,205

TOTAL LIABILITIES AND EQUITY	$8,254,195	8,184,553

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended December 31, 2008				Three months ended December 31, 2007
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
	As	recurring		recurring	As	recurring		recurring
In thousands	reported	items		items	reported	items		items

Operating cash flow and cash flow margin
Operating income	$176,442	(6,706)	(1)	183,148	168,974	(14,944)	(4)	183,918
Add: Depreciation and amortization	128,796	-		128,796	137,554	-		137,554
Operating cash flow	$305,238	(6,706)		311,944	306,528	(14,944)		321,472

Revenues	$642,954	307	(2)	642,647	656,562	(1,284)	(5)	657,846

Operating income margin (operating income divided by revenues)	27.4%			28.5%	25.7%			28.0%

Operating cash flow margin (operating cash flow divided by revenues)	47.5%			48.5%	46.7%			48.9%

Free cash flow (prior to debt service requirements and dividends)
Net income	$100,072	13,028	(3)	87,044	115,033	25,211	(6)	89,822
Add: Depreciation and amortization	128,796	-		128,796	137,554	-		137,554
Less: Capital expenditures	(101,813)	-		(101,813)	(141,744)	-		(141,744)
Free cash flow	$127,055	13,028		114,027	110,843	25,211		85,632

Free cash flow	$127,055				110,843
Gain on asset dispositions	-				(5,207)
Deferred income taxes	43,561				(42,093)
Changes in current assets and current liabilities	(20,636)				9,094
Decrease in other noncurrent assets	3,636				4,665
Decrease in other noncurrent liabilities	(23,583)				(6,572)
Retirement benefits	(47,412)				5,958
Excess tax benefits from share-based compensation	(336)				7
Other, net	1,969				22,114
Add: Capital expenditures	101,813				141,744
Net cash provided by operating activities	$186,067				240,553

NONRECURRING ITEMS
(1) - Includes costs associated with the pending acquisition of EMBARQ ($5.0 million) and severance and related costs due to workforce reduction, including revenue impact ($1.7 million).
(2) - Revenue effect of severance and related costs due to workforce reduction.
(3) - Includes $12.8 million income tax benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48 and $6.3 million after-tax benefit related to the recognition of previously accrued transaction related and other contingencies, net of the after-tax effects of costs associated with the pending acquisition of EMBARQ
($5.0 million) and severance and related costs due to workforce reductions, including revenue impact ($1.1 million).
(4) - Includes write-down due to impairment of CLEC assets ($16.6 million) and revenue reduction associated with gain from liquidation of Rural Telephone Bank ($1.3 million), net of insurance reimbursements associated with previously recorded hurricane related expenses ($3.0 million).
(5) - Revenue effect of gain from liquidation of Rural Telephone Bank.
(6) - Includes (i) $32.7 million income tax benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48, (ii) the after-tax effects of (a) the gain from liquidation of the Rural Telephone Bank, including revenue effect ($2.4 million), and (b) insurance reimbursements associated with previously recorded hurricane related expenses ($1.8 million), net of (iii) the after-tax effects of (a) the write-down due to impairment of CLEC assets ($10.4 million) and (b) the impairment of a nonoperating investment ($1.9 million).

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Twelve months ended December 31, 2008				Twelve months ended December 31, 2007
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
	As	recurring		recurring	As	recurring		recurring
In thousands	reported	items		items	reported	items		items

Operating cash flow and cash flow margin
Operating income	$721,352	(13,328)	(1)	734,680	793,078	37,763	(4)	755,315
Add: Depreciation and amortization	523,786	-		523,786	536,255	-		536,255
Operating cash flow	$1,245,138	(13,328)		1,258,466	1,329,333	37,763		1,291,570

Revenues	$2,599,747	1,340	(2)	2,598,407	2,656,241	50,112	(5)	2,606,129

Operating income margin (operating income divided by revenues)	27.7%			28.3%	29.9%			29.0%

Operating cash flow margin (operating cash flow divided by revenues)	47.9%			48.4%	50.0%			49.6%

Free cash flow (prior to debt service requirements and dividends)
Net income	$365,732	18,595	(3)	347,137	418,370	64,107	(6)	354,263
Add: Depreciation and amortization	523,786	-		523,786	536,255	-		536,255
Less: Capital expenditures	(286,817)	-		(286,817)	(326,045)	-		(326,045)
	$602,701	18,595		584,106	628,580	64,107		564,473

Free cash flow	$602,701				628,580
Gain on asset dispositions	(12,452)				(15,643)
Deferred income taxes	67,518				1,018
Changes in current assets and current liabilities	(74,325)				37,608
Decrease in other noncurrent assets	9,744				12,718
Decrease in other noncurrent liabilities	(27,561)				(20,781)
Retirement benefits	(26,066)				27,350
Excess tax benefits from share-based compensation	(1,123)				(6,427)
Other, net	28,047				39,518
Add: Capital expenditures	286,817				326,045
Net cash provided by operating activities	$853,300				1,029,986

NONRECURRING ITEMS
(1) - Includes curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact ($6.6 million), costs associated with the pending acquisition of
EMBARQ ($5.0 million) and severance and related costs due to workforce reductions, including revenue impact ($1.7 million).
(2) - Includes revenue impact of curtailment loss related to Supplemental Executive Retirement Plan ($1.0 million) and revenue impact of severance and related costs due to workforce reduction ($.3 million).
(3) - Includes (i) $12.8 million income tax benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48, (ii) $6.3 million after-tax benefit related to the recognition of previously accrued transaction related and other contingencies, (iii) after-tax impact of gain upon liquidation of the Supplemental
Executive Retirement Plan trust assets ($2.8 million), (iv) after-tax impact of gain on sales of non-core assets ($4.6 million) and (v) net benefit due to the resolution of certain income tax audit issues ($2.3 million). Such favorable adjustments were partially offset by the (i) after-tax impact of curtailment loss related to Supplemental
Executive Retirement Plan, including revenue impact ($4.1 million), (ii) after-tax impact of costs associated with the pending acquisition of EMBARQ ($5.0 million) and
(iii) after-tax impact of severance and related costs due to workforce reductions ($1.1 million).
(4) - Includes (i) $49.0 million revenue recorded upon settlement of a dispute with a carrier; (ii) $5.9 million reimbursement of amounts upon a change in our satellite television arrangement and (iii) $3.0 million insurance reimbursements associated with previously recorded hurricane related expenses. These favorable items were partially offset by (i) write-down due to the impairment of CLEC assets ($16.6 million), (ii) impact of severance and related costs due to workforce reductions ($2.2 million), and (iii) revenue reduction associated with gain from liquidation of Rural Telephone Bank ($1.3 million).
(5) - Includes the sum of (i) $49.0 million revenue recorded upon settlement of a dispute with a carrier; (ii) $1.9 million reimbursement of amounts upon a change in our satellite television arrangement and (iii) revenue impact of severance and related costs due to workforce reductions ($.5 million), net of revenue reduction associated with gain from liquidation of Rural Telephone Bank ($1.3 million).
(6) - Includes the after-tax impact of Item (4), the after-tax gain on the sale of a non-core asset ($6.5 million), the after-tax gain from liquidation of Rural Telephone Bank
($3.2 million), the after-tax impairment of a nonoperating investment ($1.9 million), and $32.7 million income tax benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48.